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                                                                  Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20575) pertaining to the Sparta Pharmaceuticals, Inc. Amended 1991 Stock Plan and the Registration Statement (Form S-3 No. 333-13621) pertaining to the registration of 25,323,853 Shares of Common Stock and 11,309,722 Class C Warrants of our report dated January 31, 1996, with respect to the financial statements of Sparta Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                             Ernst & Young LLP

Raleigh, North Carolina
March 25, 1997